UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 6, 2024

Westlake Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard,	Suite 600
Houston,	Texas	77056
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.02. Results of Operations and Financial Condition.
As previously disclosed, Westlake Corporation (the “Company”) was involved in lawsuits relating to the September 2021 flash fire at the quench tower of its Petro 2 facility (the “Petro 2 Flash Fire”) and the January 2022 ethylene dichloride storage tank explosion at one of its Lake Charles, Louisiana complexes (the “EDC Storage Tank Explosion”).
Settlements have been reached to fully resolve the lawsuits relating to the Petro 2 Flash Fire and the EDC Storage Tank Explosion. The settlements totaling approximately $382 million in the aggregate were reached with all of the plaintiffs to resolve the lawsuits, but payment by the Company and the insurance carriers has not yet been completed. Certain of the Company’s excess insurers have taken the position that there has been insufficient exhaustion of the retention levels beneath their respective attachment points to obligate them to cover these events. As a result, approximately $150 million of the $382 million total final settlement amount is currently not being covered by the insurers. The Company disagrees with the insurers’ coverage position, and is pursuing recovery of the approximately $150 million and any other amount that it may be entitled to.
As a result, the Company expects to record a charge of approximately $150 million in the fourth quarter of 2023 to reflect the portion of the $382 million total settlement amount that is currently subject to dispute with the insurers.
The information furnished pursuant to this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.
Forward-Looking Statements
The statements in this Current Report on Form 8-K that are not historical facts, including statements regarding the applicability of insurance coverage and the likelihood of recovery, are forward-looking statements within the meaning of the U.S. securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially, based on factors including, but not limited to: the willingness and ability of the insurance carriers to provide coverage; legal challenges involving the relevant insurance policies; and other risks and uncertainties. For more detailed information about the factors that could cause actual results to differ materially, please refer to Westlake’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC in February 2023, and Westlake’s latest Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which was filed with the SEC in November 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION
Date:	February 6, 2024	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Performance and Essential Materials, General Counsel and Chief Administrative Officer